Exhibit 4.1

THE TIMKEN COMPANY

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS TRUSTEE

3.875% SENIOR NOTES DUE 2024

INDENTURE

DATED AS OF AUGUST 20, 2014

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08
(c)	N.A.
311 (a)	7.03
(b)	7.03
312(a)	10.02
(b)	10.02
(c)	10.02
313 (a)	7.06
(b)	7.06
(c) (d)	7.06 7.06
314 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	10.05
(f)	N.A.
315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.12, 7.02
316 (a)(last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.02, 6.04
(a)(2)	N.A.
(b)	6.06, 6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.03
318 (a)	N.A.
(b)	N.A.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

EXHIBITS

EXHIBIT A	FORM OF NOTE

v

INDENTURE, dated as of August 20, 2014, between The Timken Company, an Ohio corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 3.875% Senior Notes due 2024 issued hereunder.

All things necessary to make this Indenture a valid, legal and binding agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all additional interest owing on the Notes pursuant to a Registration Rights Agreement.

“Additional Notes” means 3.875% Senior Notes due 2024 issued under the terms of this Indenture after the Issue Date and in compliance with Section 2.14 (it being understood that any Notes issued in exchange for or replacement of any Issue Date Note shall not be an Additional Note, including any such Notes issued pursuant to a Registration Rights Agreement).

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction of or for beneficial interests in a Global Note, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessee), discounted from the respective due dates thereof to such date at the average rate per annum borne by the Notes for the preceding 365 days. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes instead of the Trustee.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade rating by at least two of the three Rating Agencies, on any date during the period commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which period shall be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes below Investment Grade or (y) publicly announces that it is no longer considering the Notes for possible downgrade; provided, that a rating event shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors, which shall be certified by the Secretary or an Assistant Secretary of the Company and remain in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions or trust companies in the City of New York, New York or Canton, Ohio are authorized by law to close.

“Capital Stock” means:

1. in the case of a corporation, corporate stock;

2. in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3. in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

4. any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any one of the following:

1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries.

2. the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3)), other than the Company or one of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

3. the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or

4. the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction, which transaction shall not constitute a Change of Control.

A transaction shall not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Offer” has the meaning assigned to such term in Section 4.09(a).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.09(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event; provided, however, that no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearsteam Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article Five.

“Company Order” means a written request or order signed in the name of the Company by two Officers of the Company or by an Officer and the Controller, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee in respect of the Notes. A Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of the Board of Directors on the Issue Date of the Notes; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment.

“Corporate Trust Office” means the office of the Trustee, the Registrar and any Paying Agent at which at any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee, the Registrar and any Paying Agent at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee, the Registrar and any Paying Agent, as applicable, may designate from time to time by notice to the Company.

“Debt” has the meaning assigned to such term in Section 4.07.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Issue Date Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act. The initial Depositary shall be DTC.

“Domestic Subsidiary” means a Subsidiary of the Company except a Subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States of America, or (b) which is engaged primarily in financing the operation of the Company or its Subsidiaries, or both, outside the United States of America.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in exchange for any Issue Date Notes pursuant to a Registration Rights Agreement.

“Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Issue Date Notes or Additional Notes, as applicable, to issue and deliver to such Holders, in exchange for their Issue Date Notes or Additional Notes, as applicable, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Exchange Offer Registration Statement” shall have the meaning assigned to such term (or any substantially similar term) in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and its Subsidiaries incurred after the date of this Indenture and secured by Mortgages created or assumed pursuant to Section 4.07(b) and (ii) Attributable Debt of the Company and its Subsidiaries in respect of every Sale and Leaseback Transaction entered into after the date of this Indenture and pursuant to Section 4.08(b).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“Fitch” means Fitch Ratings, Inc., doing business as Fitch Ratings, or any successor thereto.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from the date as of which the amount thereof is to be determined but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means any global Note, substantially in the form of Exhibit A hereto.

“Global Notes Legend” means the legends set forth under that caption on the face of Exhibit A.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this Indenture as amended or supplemented from time to time, including Exhibit A hereto.

“Interest Payment Date” means the date or dates in each year on which any interest on the Notes is due and payable, as specified in the Form of Note contained in Exhibit A.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by Fitch or S&P (or their respective equivalents under any successor rating categories of Fitch or S&P, as the case may be) and the equivalent investment grade credit rating from any replacement Rating Agency.

“Issue Date” means the first date of issuance of Notes under this Indenture.

“Issue Date Notes” means the $350,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

“Issue Date Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 20, 2014, among the Company, Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successors thereto.

“Mortgage” has the meaning assigned to such term in Section 4.07.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Notes” means the Company’s 3.875% Senior Notes due 2024 issued and authenticated pursuant to this Indenture (including, without limitation, any Additional Notes and Exchange Notes, as applicable).

“Offering Memorandum” means the offering memorandum dated August 13, 2014 related to the offer and sale of the Notes.

“Officer” means the Chairman of the Board of Directors, the President or Chief Executive Officer, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Company.

“Officer’s Certificate” means a certificate signed in the name of the Company by the Chairman of the Board of Directors, the President or any Vice President or by any Executive Vice President, Controller, Treasurer, Assistant Treasurer or the Secretary or any Assistant Secretary.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, who is reasonably acceptable to the Trustee. Each opinion shall include the statements provided for in Section 10.05.

“Paying Agent” has the meaning assigned to such term in Section 2.03(a).

“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or government or any agency or political subdivision thereof.

“Principal” of any indebtedness means the principal amount of such indebtedness, together with, unless the context otherwise indicates, any premium then payable on such indebtedness.

“Principal Manufacturing Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing or warehousing and located in the United States of America, owned or leased by the Company or any Subsidiary, other than any such building, structure or other facility or portion thereof or any such land or fixture (i) which is financed by obligations issued by a State, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the Holders thereof pursuant to the provisions of Section 103(a)(1) of the Internal Revenue Code (or any successor of such provision) as in effect at the time of the issuance of such obligations, or (ii) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries as a whole.

“Purchase Agreement” means (a) with respect to the Issue Date Notes, the Purchase Agreement, dated August 13, 2014, among the Company and Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers, and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Rating Agency” means: (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, any “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be, with respect to making a rating of the Notes.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price” has the meaning assigned to such term in Section 3.02.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Register” has the meaning assigned to such term in Section 2.03(a).

“Registrar” has the meaning assigned to such term in Section 2.03(a).

“Registration Rights Agreement” means any registration rights agreement between the Company and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to such term in Section 2.01(b).

“Regular Record Date” means, for the interest payable on any Interest Payment Date in respect of the Notes, each February 15 or August 15 (whether or not a Business Day) immediately preceding such Interest Payment Date, as applicable.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(d)(2) and Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Note” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Restricted Notes Legend” means the legend set forth under that caption on the face of Exhibit A.

“Restricted Period,” with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such

Regulation S Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Regulation S Notes.

“Rule 144” means Rule 144 under the Securities Act or any successor rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor rule.

“Rule 144A Global Note” has the meaning assigned to it in Section 2.01(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 4.08(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means (a) the principal of and premium, if any, and interest on and fees, costs, enforcement expenses, collateral protection expenses and other reimbursements or indemnity obligations relating to all indebtedness, obligations and other liabilities, contingent or otherwise, of the Company, whether outstanding on the date of this Indenture or thereafter incurred or created, (i) for money borrowed by the Company that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement, (ii) for money borrowed by, or non-contingent obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and banker’s acceptances or similar transactions issued or made by banks, or (iv) constituting purchase money indebtedness, (b) all deferrals, renewals, extensions, refinancings, restructurings and refundings of, and amendments, modifications and supplements to, any such indebtedness, (c) all obligations of the Company for the payment of money relating to capital lease obligations and (d) all other general unsecured obligations. As used in the preceding sentence the term “purchase money indebtedness” means indebtedness, the proceeds of which are used, directly or indirectly, to purchase property or which is evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise. Notwithstanding anything to the contrary in this Indenture or the Notes, Senior Indebtedness shall not include: (i) indebtedness or other obligations owed by the Company to any of its subsidiaries or Affiliates; (ii) any liabilities for taxes owed or owing by the Company; (iii) trade account payables incurred in the ordinary course of business; or (iv) any other indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with any subordinated notes, as the case may be.

“Shelf Registration Statement” shall have the meaning assigned to such term (or any substantially similar term) in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

“Special Record Date” has the meaning assigned to such term in Section 2.12.

“Stated Maturity” means with respect to any indebtedness, the date specified as the fixed date on which the final installment of principal of such indebtedness is due and payable.

“Subsidiary” means a corporation at least a majority of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date this Indenture was originally executed.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article Seven.

“U.S. Government Obligations” means (i) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii), which obligations are held by a custodian in safekeeping on behalf of such certificates and receipts.

“U.S. Person” means a U.S. Person as defined in Regulation S.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

(6) references to payments on the Notes (including payments in connection with optional redemptions or mandatory efforts to repurchase) shall include Additional Interest, if any.

Section 1.03. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

(1) “indenture securities” means the Notes.

(2) “indenture securityholder” means a Noteholder.

(3) “indenture to be qualified” means this Indenture.

(4) “indenture trustee” or “institutional trustee” means the Trustee.

(5) “obligor” on the Notes means the Company and any successor obligor on the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

ARTICLE II

THE NOTES

Section 2.01. Form and Dating.

(a) The (i) Issue Date Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Restricted Notes) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Issue Date Notes shall be (A) offered and sold by the Company pursuant to the Purchase Agreement and (B) resold, initially only to (1)

QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons in reliance on Regulation S. Such Issue Date Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the Issue Date may be offered and sold by the Company from time to time in accordance with applicable law.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes,” provided that the term “Global Note” when used in Section 2.07 shall also include any Note in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Note Custodian. After the issuance of Exchange Notes under an Exchange Offer, the Trustee shall have no duty to hold any Global Note as Note Custodian for the Depository or any other Note registered in the name of the Depository or a nominee of the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.02. Execution and Authentication.

(a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. Such signature may be the manual or facsimile signature of such Officer. If the Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall still be valid.

(b) A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture. The form of the Trustee’s certificate of authentication to be borne by the Notes shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued under the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

(c) At any time, and from time to time after the execution and delivery of this Indenture, upon receipt of a Company Order, the Trustee shall authenticate and make the Notes available for delivery.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a) The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (a “Paying Agent”). The Registrar for the Notes shall keep a register of the Notes and of their registration of transfer and exchange (the “Register”). The Company may appoint one or more co-Registrars and one or more additional paying agents for the Notes. The term “Paying Agent” includes any additional paying agent. The Company may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent shall be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article Eight) Paying Agent. The Company and the Trustee shall enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder; provided that upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

(b) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any and interest (including Additional Interest, if any) on the Notes and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

(c) The principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes shall be payable at the office or agency of the Company designated in the form of Note (if other than the office or agency designated in Section 4.02); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear on the Register.

Section 2.04. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. At any time that the Trustee is not the Registrar, or the extent otherwise required under applicable provisions of the Trust Indenture Act, the Company shall furnish to the Trustee, in writing at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require.

Section 2.05. Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Restricted Notes that are Definitive Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i), (ii) or (iii) below, and are accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

(ii) if such Restricted Notes are being transferred to the Company, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

(iii) if such Restricted Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (1) a certification to that effect (in the form set forth on the reverse side of the Issue Date Note) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in Section 2.05(e)(2).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification (in the form set forth on the reverse side of the Issue Date Note) that such Definitive Note is being transferred (A) to the Company, (B) to the Registrar for registration in the name of a Holder, without transfer, (C) pursuant to an effective registration statement under the Securities Act, (D) to a QIB in accordance with Rule 144A, (E) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (F) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(1) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(2) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(3) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.06 prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.05(c) (including the certification requirements set forth on the reverse of the Issue Date Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Notes.

(1) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

(2) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legends.

(1) Each Global Note shall bear the Global Notes Legend.

(2) Each Restricted Note shall bear the Restricted Notes Legend.

(3) Each Regulation S Global Note shall initially bear the legend specified therefor in Exhibit A on the face thereof.

(4) Upon any sale or transfer of a Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(5) After a transfer of any Note during the period of the effectiveness of a Shelf Registration Statement with respect to the Note, all requirements pertaining to the Restricted Notes Legend on the Notes shall cease to apply and the requirements that any the Notes be issued in global form shall continue to apply.

(6) Upon the consummation of an Exchange Offer with respect to the Issue Date Notes or Additional Notes pursuant to which Holders of such Issue Date Notes or Additional Notes are offered Exchange Notes in exchange for their Issue Date Notes or Additional Notes, all requirements pertaining to Issue Date Notes or Additional Notes that Issue Date Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Issue Date Notes or Additional Notes in such Exchange Offer.

(7) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that the Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any Note be issued in global form shall continue to apply.

(8) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Note Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Note Custodian, to reflect such reduction.

(g) No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment by the relevant Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(h) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.02 and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

Section 2.06. Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.05 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (ii) the Company, in its sole discretion, notifies the Trustee in a Company Order that the Notes should no longer be represented by Global Notes, and it elects to cause the issuance of Definitive Notes under this Indenture or (iii) an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.06 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Issue Date Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.05(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.06(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.06(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. An indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. Upon the issuance of any replacement Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Section 2.08. Outstanding Notes.

(a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i) Notes cancelled by the Trustee or delivered to it for cancellation;

(ii) any Note which has been replaced pursuant to Section 2.05 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company; and (iii) on or after the maturity date or any Redemption Date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds in trust money sufficient to pay all amounts then due; provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provisions satisfactory to the Trustee shall have been made for giving such notice; and (iv) solely to the extent provided in Article VIII, Notes which are subject to legal defeasance or covenant defeasance as provided in Section 8.02 or Section 8.03.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

(c) In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned beneficially by the Company or any other obligor on the Notes with respect to which such determination is being made or any Person, directly or indirectly, controlling or controlled by or under direct or indirect control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned by the Company which have been pledged in good faith may be regarded as outstanding for such purpose if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer.

Section 2.09. Temporary Notes. In the event that Definitive Notes are to be issued under this Indenture, until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a Company Order. Temporary Notes shall be substantially in the form of Definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution and authentication of the temporary Notes. If temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under the Indenture as Definitive Notes.

Section 2.10. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. Any Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or a Company Order. The Trustee shall deliver certification of all cancelled Notes to the Company and shall return cancelled Notes to the Company upon written request. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation.

Section 2.11. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee shall use CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and reliance may be placed only on the identification number printed on the Notes, and any such redemption or exchange shall not be affected by any defect or omission in such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest (including Additional Interest, if any) on the Notes, such installment of interest shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted interest (including any interest on such defaulted interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any defaulted interest (including any interest on such defaulted interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such defaulted interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest, which shall not be more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payments of such defaulted interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, at least 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) Alternatively, the Company may make payment of any defaulted interest (including any interest on such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, without the notice or consent of Holders, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date, and such Additional Notes may not have the benefit of registration rights. All the Notes issued under this Indenture shall be treated as a single class and consolidated and form a single series with the Issue Date Notes for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase. Such Additional Notes shall be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Notes and whether such Additional Notes have the benefit of registration rights; and

(c) whether such Additional Notes shall be Restricted Notes and issued in the form of Issue Date Notes or shall be issued in the form of Exchange Notes.

ARTICLE III

OPTIONAL REDEMPTION OF NOTES

Section 3.01. Optional Redemption. Prior to June 1, 2024, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the Redemption Date) from the Redemption Date to the maturity date of the Notes being redeemed, in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the notes to, but excluding, the Redemption Date.

At any time on or after June 1, 2024, the Company may redeem the Notes at its option, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Section 3.02. Notice of Redemption. The notice of redemption shall identify the Notes to be redeemed and shall include or state the following:

(1) the Redemption Date;

(2) the redemption price fixed in accordance with the terms of the Notes to be redeemed, plus accrued interest, if any, to, but excluding, the date fixed for redemption (the “Redemption Price”);

(3) the place or places where Notes are to be surrendered to the Paying Agent for redemption;

(4) that Notes called for redemption must be so surrendered to the Paying Agent in order to collect the Redemption Price;

(5) that, on the Redemption Date, the Redemption Price shall become due and payable on Notes called for redemption, and, unless the Company defaults in payment of the Redemption Price, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date;

(6) if less than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, which shall be selected by the Trustee on a pro rata basis (or, in the case of Global Notes, selected based on the Applicable Procedures) by any other method the Trustee deems fair and appropriate; and

(7) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

Section 3.03. Notes Payable on Redemption Date. Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the Redemption Date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Commencing on the Redemption Date, Notes redeemed shall cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder shall receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04. Exclusion of Certain Notes From Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in or pursuant to the Board Resolutions or in the supplemental indenture executed in connection with the Notes) any accrued interest (including Additional Interest, if any) on, all the Notes or portions thereof which are to be redeemed on that date.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Notes that it shall duly and punctually pay or cause to be paid the principal of, premium, if any, or interest (including Additional Interest, if any) at the place or places, at the respective times and in the manner provided in the Notes and in this Indenture. Each installment of interest on any Note may at the Company’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.03, to the address of such Person as it appears on the Register or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the

Registrar and shall appear on the Register. At the option of the Company, all payments of principal may be paid by official bank check to the Holder of the Note or other Person entitled thereto against surrender of such Note.

Section 4.02. Offices for Payments, Etc. The Company shall maintain an agency where the Notes may be presented for payment, an agency where the Notes may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 an agency where the Notes may be presented for registration of transfer as is provided in this Indenture, which, in each case, initially shall be the Corporate Trust Office of the Trustee.

The Company shall give to the Trustee written notice of the location of each such agency and of any change of location thereof. The Company hereby initially appoints the Trustee as its agency for each of said purposes.

The Company may from time to time designate one or more additional agencies where the Notes may be presented for payment, where the Notes may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Notes may be presented for registration of transfer as provided in this Indenture, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agency provided for in the first paragraph of this Section 4.02. The Company shall give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 4.03. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee with respect to the Notes hereunder.

Section 4.04. Paying Agents. Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes, it shall cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it shall hold all sums received by it as such agent for the payment of the principal of or interest on the Notes in trust for the benefit of the Holders of the Notes or of the Trustee;

(b) that it shall give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(c) that at any time during the continuance of any such failure, upon the written request of the Trustee it shall forthwith pay to the Trustee all sums so held in trust by such paying agent.

The Company shall, prior to each due date of the principal of or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own paying agent with respect to the Notes, it shall, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due. The Company shall promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of the Notes, or for any other reason, pay, or cause to be paid, to the Trustee all sums held in trust by the Company or any Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 8.05.

Section 4.05. Written Statement to Trustee. The Company shall deliver to the Trustee on or before May 15 in each year (beginning with May 15, 2015) a written statement, signed by the principal executive, principal financial or principal accounting officer to the Company (which need not comply with Section 10.05), stating that in the course of the performance of such Officer’s duties as an Officer of the Company, such Officer would normally have knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, without regard to notice requirements or periods of grace, stating whether or not such Officer has knowledge of any such default and, if so, specifying each such default of which the signer has knowledge and the nature thereof.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 4.06. Reports by the Company. The Company shall file with the Trustee such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the filing of the same with the Commission. The Company, however, shall not be required to file with the Trustee any materials for which the Company has sought and received confidential treatment by the Commission and, so long as such information, documents and other reports by the Company are available on the Commission’s Electronic Data

Gathering, Analysis and Retrieval System (EDGAR) or any successor system thereto, such filings shall be deemed to have been filed with the Trustee for purposes of this Section 4.06 without any further action required by the Company. Delivery of such information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.07. Limitation on Liens. (a) The Company shall not itself, and shall not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by notes, bonds, debentures or other similar evidences of indebtedness (“Debt”), secured by a mortgage or other encumbrance (a “Mortgage”) on any Principal Manufacturing Property of the Company or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary which owns a Principal Manufacturing Property, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

(1) Mortgages of the Company or its Domestic Subsidiaries existing at the time of this Indenture;

(2) Mortgages on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;

(3) Mortgages on property or shares of stock of a Domestic Subsidiary existing at the time of acquisition thereof (including acquisitions through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or the completion of any such construction and commencement of full operation of such property for the purpose of financing all or any part of the purchase price or construction cost thereof;

(4) Mortgages in favor of the Company or any Domestic Subsidiary;

(5) Mortgages in favor of the United States of America, any State of the United States of America, or any subdivision, agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provision of any statute; and

(6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Debt secured by any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property or shares of stock that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

(b) Notwithstanding the limitations on liens described in Section 4.07(a), the Company or any Domestic Subsidiary may incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Manufacturing Property of the Company or its Domestic Subsidiaries or any shares of stock or Debt of any Domestic Subsidiary which owns a Principal Manufacturing Property, in addition to that permitted above and without any obligation to secure the Notes, provided that at the time of such incurrences, issuance, assumption or guarantee of such Debt, and after giving effect thereto, Exempted Debt does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

Section 4.08. Limitation on Sale and Leaseback. (a) The Company shall not itself, and it shall not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any Principal Manufacturing Property of the Company or any Domestic Subsidiary which has been or is to be sold or transferred, more than 180 days after the later of (i) the acquisition thereof, (ii) the completion of construction thereof or (iii) the commencement of full operation thereof, by the Company or any such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Manufacturing Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:

(1) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 4.07 on the Principal Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes, or

(2) the Company within 180 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Manufacturing Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Manufacturing Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman, President, any Vice President, Treasurer and Controller of the Company) to the retirement of Funded Debt of the Company or any Domestic Subsidiary; provided that the amount to be applied to the retirement of Funded Debt of the Company or any Domestic Subsidiary shall be reduced by (a) the principal amount of any Notes delivered within 180 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Notes, voluntarily retired by the Company within 180 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause may be effected by payment at maturity or pursuant to any mandatory prepayment provision.

(b) Notwithstanding the provisions of paragraph (a) of this Section 4.08, the Company or any Domestic Subsidiary may enter into a Sale and Leaseback Transaction in addition to that permitted by paragraph (a) of this Section 4.08 and without any obligation to retire any Notes or other indebtedness referred to in paragraph (a) of this Section 4.08, provided that at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

Section 4.09. Repurchase of Notes upon a Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described in Section 3.01, the Company shall be required to offer to purchase from each Holder of the Notes all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of the Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail (or to the extent permitted or required by the Applicable Procedures, send electronically), a notice to each Holder of the Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent electronically, as applicable, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent electronically, as applicable, prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.

(c) The Paying Agent shall promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note shall be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.

ARTICLE V

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 5.01. Company May Consolidate, Merge, Etc., on Certain Terms. The Company covenants that it shall not merge or consolidate with any other Person or sell or convey (including by way of lease) all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) shall be a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or Person, and (ii) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in Default in the performance of any such covenant or condition.

Section 5.02. Successor Company Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes, which previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

Section 5.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Section 7.01 and Section 7.02, may receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event Of Default” occurs with respect to the Notes if:

(1) the Company defaults in the payment of the principal or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, declaration or redemption, or otherwise;

(2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company defaults in the performance of or breaches any other covenant or agreement of the Company contained in the Notes or in this Indenture and the default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(4) an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

(5) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (4) or (5) a “Bankruptcy Default”); or

(6) the Company or a Domestic Subsidiary defaults on any Debt in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its Stated Maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding.

Section 6.02. Acceleration.

(a) If an Event of Default with respect to the Notes, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, unless the principal of all the Notes have already become due and payable, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any and accrued interest (including Additional Interest, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest shall become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of, premium, if any and accrued interest on all Notes then outstanding shall, unless the principal of all the Notes have already become due and payable, become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all the Notes;

(ii) the principal of any of the Notes which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Notes; and (iii) to the extent that payment of such interest is lawful and applicable, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Notes; and

(2) all Events of Default with respect to the Notes, other than the non-payment of the principal of, and interest on, such Notes which have become due solely by such declaration of acceleration, have been cured or waived or otherwise remedied in accordance with the provisions of this Indenture.

Section 6.03. Other Remedies. If an Event of Default occurs, has not been waived, and is continuing with respect to the Notes, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Section 6.02, Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured and each of the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any such direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

Section 6.06. Limitation on Suits. A Holder may not pursue any proceeding, judicial or otherwise, or the appointment of a receiver or trustee, or any other remedy under the Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of then outstanding Notes in respect of which the Event of Default has occurred have made written request to the Trustee to pursue a remedy in respect of the Event of Default;

(3) such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to pursue any such remedy; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

The foregoing limitations do not apply to any proceeding instituted by a Holder with respect to a Default in the payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Notes.

No Holder of Notes may use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything herein to the contrary, the right of any Holder to receive payment of principal of and premium, if any, and interest (including Additional Interest, if any) on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing with respect to the Notes, upon the demand of the Trustee, the Company shall pay to the Trustee for the benefit of the Holders of any Notes the principal of, premium, if any, and interest (including Additional Interest, if any) remaining unpaid on the Notes then outstanding, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder. If the Company fails to pay such amount upon demand by the Trustee, the Trustee shall be empowered to recover judgment in its own name and as trustee of an express trust the sums so due and payable.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money with respect to the Notes pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money in the following order:

First: to the payment of costs and expenses applicable the Notes in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 7.07;

Second: in case the principal of the Notes in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

Third: in case the principal of the Notes in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal, and (to the extent such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Notes over any other Notes, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth: to the Company or such other Person as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, all parties to this Indenture agree, and each Holder shall be deemed to have agreed, that a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of, premium, if any, and interest (including Additional Interest, if any) on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of lost, destroyed or wrongfully taken Notes in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as if no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 7.01. General.

(a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) In case an Event of Default has occurred and is continuing with respect to the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(d) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) this Subsection (d) shall not be construed to limit the effect of Subsection (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(e) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture or the Notes, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax-related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Section 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 10.05, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of Notes, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of the Notes in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) The Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(10) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to the Trust Indenture Act Section 311. For purposes of the Trust Indenture Act Sections 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity, sufficiency or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05. Notice of Default. If any Default or Event of Default occurs and is continuing with respect to the Notes, and if it is known to the Trustee, the Trustee shall send notice of the uncured Default to each Holder of the Notes within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on any such Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section shall be given in the manner and to the extent provided in Trust Indenture Act Section 313(c). Except in the case of an Event of Default resulting from nonpayment on any Note, the Trustee shall not be deemed to have notice of any Default or Event of Default unless an officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall transmit to each Holder such reports concerning, among other things, the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Sections 313(b)(2) and 313(c) of the Trust Indenture Act. A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee if the Notes become listed on any stock exchange and any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the reasonable compensation and expenses of the Trustee’s agents and counsel and of all Persons not regularly in its employ, except any such expense as may arise from gross negligence, bad faith or willful misconduct.

(b) The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss or liability or expense or damage or claim (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it without gross negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes. When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(4) and (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Trustee shall not be liable for any action it takes or omits to take hereunder in good faith that it reasonably believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct. In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The obligations of the Company under this Section shall not be subordinated to the payment of Senior Indebtedness and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest (including Additional Interest, if any) on particular Notes.

(c) The obligations of the Company under this Section shall not be subordinated to the payment of Senior Indebtedness and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee. To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest (including Additional Interest, if any) on particular Notes. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(d) Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.08. Replacement of Trustee.

(a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class) may remove the Trustee by written notice to the Company and the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes (voting as a single class) may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee, upon payment of its charges and all other amounts payable to it hereunder, shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company shall execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee shall mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and (b) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eleven.

ARTICLE VIII

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations.

(a) Subject to paragraph (b) of this Section 8.01, the Company’s obligations under the Notes and this Indenture shall terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(2) (A) all Notes not delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption, shall mature within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

(B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Notes, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest (including Additional Interest, if any) on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

(C) no Default or event that with the passage of time or the giving of notice, or both, shall constitute an Event of Default has occurred and is continuing on the date of the deposit;

(D) the deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(E) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with;

(F) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes shall not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

(G) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

(b) After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 shall survive. After satisfying the conditions in clause (2), only the Company’s obligations in Article Two and Section 4.01, Section 4.02, Section 7.07, Section 7.08, Section 8.05 and Section 8.06 shall survive. In either case, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. After the 91st day following the deposit referred to in clause (1) below, the Company shall be deemed to have paid and shall be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article Two and Section 4.01, Section 4.02, Section 7.07, Section 7.08, Section 8.05 and Section 8.06, provided the following conditions have been satisfied:

(1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Notes, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest (including Additional Interest, if any) on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default, has occurred and is continuing on the date of the deposit or occurs at any time during the 91-day period following the deposit with respect to the Notes.

(3) The deposit shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

(5) The Company has delivered to the Trustee:

(A) an Opinion of Counsel stating either that (x) the Company has received from or there has been published by the Internal Revenue Service a ruling or (y) there has been a change in law after the date of this Indenture to the effect that the Holders of the Notes shall not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case, and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, (ii) the Holders of the Notes have a valid first priority security interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 91 days following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(6) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance shall not cause the Notes to be delisted.

Prior to the end of the 91-day period, none of the Company’s obligations under the Indenture shall be discharged. Thereafter, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.

Amounts deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes when those amounts are scheduled to be paid.

Section 8.03. Covenant Defeasance. After the 91st day following the deposit referred to in clause (1), the Company’s obligations set forth in Section 4.07 and Section 4.08, Article Five shall terminate, and clauses (3), (4), (5) and (6) of Section 6.01 shall no longer constitute Events of Default, provided the following conditions have been satisfied:

(1) The Company has complied with clauses (1), (2), (3), (4), (5)(B) and (6) of Section 8.02; and

(2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture shall be discharged as a result of convent defeasance pursuant to this Section 8.03.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee shall hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, Section 8.02 or Section 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Company. Subject to Section 7.07, Section 8.01, Section 8.02 or Section 8.03, the Trustee shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee shall pay to the Company upon request any money or U.S. Government Obligations held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money shall cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, Section 8.02 or Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be reinstated as if no such deposit in trust had been made. If the Company makes any payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Notes because of the reinstatement of its obligations, it shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government obligations held in trust.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company herein and in the Notes;

(2) to add to the covenants of the Company or provide additional rights for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Company;

(3) to add any additional Events of Default; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to which such additional Events of Default apply to waive such default;

(4) to change or eliminate any restrictions on the payment of principal (or premium, if any) of the Notes, provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(6) to add guarantees to the Notes;

(7) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Section 8.01, Section 8.02 or Section 8.03; provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(8) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provisions of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of the Notes in any material respect;

(9) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(10) to secure the Notes;

(11) to make any changes that would provide any additional rights or benefits to Holders of the Notes or that do not adversely affect the legal rights under the Indenture of any such Holder;

(12) to provide for the issuance of the Exchange Notes, which shall be treated, together with any other outstanding Notes, as a single issue of securities;

(13) to provide for the issuance of Additional Notes as permitted by Section 2.14, which shall be treated, together with any other outstanding Notes, as a single issue of securities;

(14) to conform the text of the Indenture or the Notes to any provision contained under the heading “Description of Notes” in the Offering Memorandum to the extent that such provision contained under the heading “Description of Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officer’s Certificate to that effect; or

(15) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Section 9.02. Supplemental Indentures with Consent of Holders. (a) Except as provided in Section 9.01, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, by act of said Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal of, premium, if any, or interest (including Additional Interest, if any) on any Note, or change any place of payment, or change the currency in which any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(3) modify any of the provisions of this Section or Section 6.03, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Notes affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 9.01(5).

(b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(c) Any reduction in the percentage of principal amount of the Notes, the Holders of which are required to consent to and any amendment, modification or waiver under this Indenture or the Notes, will require the affirmative consent of at least the percentage of Holders that would originally have been required to make such consent, modification or waiver.

(d) After an amendment, modification or waiver under this Section becomes effective, the Company shall send to the Holders affected thereby a notice briefly describing the amendments, modification or waiver. The Company shall send any supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, supplemental indenture or waiver.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 7.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid, legal and binding obligation of the Company enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws or foreign governmental actions affecting the enforcement of creditors’ rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a supplemental indenture executed pursuant to Section 9.01, that the Trustee is authorized to execute and deliver such supplemental indenture without the consent of the Holders and, in connection with a supplemental indenture executed pursuant to Section 9.02, that the requisite consents of the Holders have been validly obtained in accordance with Section 9.02. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered under this Indenture shall be bound by the supplemental indenture.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.02. Noteholder Communications; Noteholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, modification or waiver or other action provided by this Indenture to be given or taken by a Holder (an “Act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the Person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders of the Notes, which shall be binding on all the Holders of the Notes.

(3) The ownership of Notes shall be proved by the Register.

(c) Any Act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons shall be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act shall be valid or effective for more than 90 days after the record date.

Section 10.03. Notices.

(a) Any notice or communication to the Company shall be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee shall be deemed given if in writing (i) when delivered in person, or (ii) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

if to the Company:

William R. Burkhart

Executive Vice President, General Counsel and Secretary

The Timken Company

4500 Mt. Pleasant St., NW

North Canton, Ohio 44720-5450

(234) 262-2429

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

Corporate Finance Unit

2 N. LaSalle Street, Suite 1020,

Chicago, IL 60602

FAX: (312) 827-8542

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder shall be deemed given when mailed to the Holder at its last address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, shall be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder shall not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver shall be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d) The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and

the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1) a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 10.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest (including Additional Interest, if any) on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

Section 10.07. Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the Borough of Manhattan, The City of New York. By execution and delivery of this Indenture, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Indenture brought before the foregoing courts on the basis of forum non-conveniens. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 10.09. Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successor.

Section 10.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 10.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

THE TIMKEN COMPANY

as Issuer

By:	/s/ Philip D. Fracassa
	Name:	Philip D. Fracassa
	Title:	Chief Financial Officer

A-1

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A. as Trustee

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT

PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Include the following legend on all Regulation S Temporary Global Notes:

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.]

[FORM OF FACE OF NOTE]

3.875% Senior Notes due 2024

No.	$

CUSIP No.

ISIN No.

The Timken Company, an Ohio corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of          Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on September 1, 2024.

Interest Payment Dates: March 1 and September 1.

Record Dates: February 15 and August 15.

Additional provisions of this Note are set forth on the other side of this Note.

THE TIMKEN COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: August 20, 2014

[FORM OF REVERSE OF NOTE]

3.875% Senior Notes due 2024

THE TIMKEN COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[        ] on September 1, 2024, unless earlier redeemed as herein provided, and to pay interest thereon from August 20, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing March 1, 2015 at the rate of 3.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on each February 15 and September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date, as applicable. All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note is a Global Note representing the Company’s 3.875% Senior Notes due 2024 in the aggregate principal amount of $350,000,000 (herein called the “Notes”), issued under an Indenture dated as of August 20, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes represented hereby), to which Indenture and any indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such Interest Payment Date.

Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such interest, to be fixed by the Trustee pursuant to Section 2.12 of the Indenture, which shall be set not more than 15 calendar days and not less than 10 calendar days prior to the date set by the Company for payment of such Defaulted Interest and not less than 10 calendar days after receipt by the Trustee of notice from the Company of the proposed payment of Defaulted Interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and any interest on this Note will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by check or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear in the Register and all payments of principal may be paid by official bank check to the Holder or other Person entitled thereto against surrender of such Note.

Prior to June 1, 2024, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the Notes being redeemed, in each case, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

At any time on or after June 1, 2024, the Company may redeem the Notes at its option, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Company will mail notice of any redemption at least 30 days, but not more than 60 days, before the Redemption Date to each Holder of the Notes to be redeemed (or to the extent permitted or required by the Applicable Procedures, send electronically). If less than all the Notes are to be redeemed at any time, the Trustee will select Notes to be redeemed on a pro rata basis (or, in the case of Global Notes, will be selected for redemption based on the Applicable Procedures) or by any other method the Trustee deems fair and appropriate, and the identification of the particular Notes will be included in the notice to Holders. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described in Section 3.01 of the Indenture, the Company shall be required to offer to purchase from each Holder of the Notes all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer described below at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail (or to the extent permitted or required by the Applicable Procedures, send electronically), a notice to each Holder of the Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state the Change of Control Payment Date. The notice, if mailed or sent electronically, as applicable, prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

accept for payment all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

deliver or cause to be delivered to the Trustee the Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.

The Paying Agent will promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other existing and future senior unsecured obligations of the Company.

The Notes are initially limited to $350,000,000 aggregate principal amount. The Indenture provides that the Company may, without the consent of the Holders hereof, create and issue Additional Notes ranking pari passu with the Notes of this series in all respects and so that such Additional Notes shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No Additional Notes may be issued if an Event of Default, as defined in the Indenture, has occurred, and has not been cured or waived. Any Additional Notes that are consolidated and form a single series with the Notes will be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note. Under the Indenture, Events of Default include (i) failure to pay interest (including Additional Interest, if any) when due, if the failure continues for 30 days; (ii) failure to pay the principal or premium, if any, when due; (iii) failure to observe or perform any other covenant contained in the Notes or the Indenture, if the failure continues for 90 days after the Company receives notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (iv) certain events of bankruptcy, insolvency or reorganization of the Company; and (v) default on any Debt by the Company or a Domestic Subsidiary in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its Stated Maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of least 25% in aggregate principal amount of the Notes then outstanding.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes.

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all of the Holders of all Notes, to waive a

Default or Event of Default with respect to the Notes and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Additional Interest, if any) on any of the Notes or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note. Any such consent or waiver by the registered Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

No reference herein to the Indenture and no provision of this Global Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable in the Register, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Note of this series for the same aggregate principal amount will be issued to the designated transferee or transferees. The Trustee initially shall be the Registrar and the Paying Agent for the Notes.

No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (ii) the Company, in its sole discretion, notifies the Trustee in a Company

Order that the Notes should no longer be represented by Global Notes, and it elects to cause the issuance of Definitive Notes under this Indenture or (iii) an Event of Default has occurred and is continuing, the Company will execute and the Trustee will authenticate and deliver Notes of this series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of this Global Note at the time outstanding in exchange for this Global Note.

This Note shall be governed by and construed in accordance with the law of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in (check applicable space) book-entry or                      definitive form by the undersigned.

The undersigned (check one box below):

1)	☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

2)	☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer under Rule 144A of the Securities Act that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)	☐	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐	under any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Signature of Signature Guarantee

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian